Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Splunk Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.001 par value per share, reserved for issuance pursuant to the Registrant’s 2012 Employee Stock Purchase Plan, as amended	Rule 457(c) and Rule 457(h)	3,296,675	(2)	$75.64	(3)	$249,360,497.00	0.0001102	$27,479.53
Total Offering Amounts							$249,360,497.00		$27,479.53
Total Fee Offsets(4)									–
Net Fee Due									$27,479.53

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2012 Employee Stock Purchase Plan, as amended (“2012 ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents an automatic increase of 2% of the outstanding shares on the last day of the immediately preceding fiscal year to the number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided for, in the 2012 ESPP.

(3)	Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $88.98, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on March 17, 2023. Pursuant to the 2012 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of common stock will be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period.

(4)	The Registrant does not have any fee offsets.